Exhibit 10.40
EMPLOYMENT AGREEMENT
This EMPLOYMENT AGREEMENT, dated as of May 7, 2014 (the “Agreement”), is entered into by and between Higher One Holdings, Inc. (the “Company”) and Mark Volchek (the “Employee”).
WHEREAS, the Employee has served the Company as Chief Executive Officer and President of the Company and a member  of the Board of Directors of the Company (the “Board”);
WHEREAS, the Company desires that the Employee continue to serve the Company on a full-time and then a part-time basis and on the terms and conditions set forth herein; and
WHEREAS, the Company and the Employee desire that, except for the Continuing Agreements and the Equity Grant Agreements (as such terms are defined below in Section 1(c)), any existing agreements related to the Employee’s employment with the Company or any of its affiliates be superseded by this Agreement and be of no further force or effect.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:
1.	Employment, Duties and Agreements.
(a)
The Company hereby agreed to continue to employ the Employee full-time as a member of the Board, effective April 16, 2014 through May 16, 2014 (the “Initial Period”), and, thereafter, commencing on May 17, 2014, (the “Effective Date”), the Company hereby agrees to continue to employ the Employee part-time as a member of the Board and the Employee hereby agrees to continue to be so employed, accepts such position and agrees to serve the Company in such capacity during the employment period set forth in Section 3 hereof (the “Employment Period”).  During the Initial Period and the Employment Period, the Employee shall report to the Chief Executive Officer of the Company.  During the Initial Period and the Employment Period, the Employee shall be subject to, and shall act in accordance with, all reasonable instructions and directions, and all applicable policies and rules, of the Company as may be in effect from time to time.  The Company shall provide the Employee with copies of all applicable policies and rules, including any and all modifications thereto that the Company may implement during the Initial Period and the Employment Period.  During the Initial Period, the Employee’s principal work location shall be at the Company’s offices in New Haven, Connecticut and, during the Employment Period,  the Employee’s principal work location shall be at his residence located in Ft. Lauderdale, Florida or such other location as the Employee and the Company shall mutually agree (hereinafter the “Principal Place of Business”); provided that the Employee may be required to travel from time to time as necessary in order to perform his duties and responsibilities hereunder.  The Company and the Employee hereby agree that the Employee’s position as a member of the Board and/or his duties and responsibilities in connection therewith shall not be changed except pursuant to the terms of a written amendment to this Agreement in accordance with the terms of this Agreement.

(b)
During the Employment Period, excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees that he shall be available to provide services to the Company and its subsidiaries as the Company may request for at least twenty-five percent of a full-time basis, pursuant to such specific scheduling as the Employee and the Company shall mutually agree.  During the Employment Period, the Employee shall not be required to devote his full business time to the performance of services to the Company.  The Company hereby agrees that the Employee may serve, and the Company hereby authorizes the Employee to serve, on the board of directors (or other governance body) of any corporation, partnership, limited liability company, trust or joint venture, or other entity, provided that in each case such service does not violate the terms set forth in Section 7(b) below or any corporate governance policies of the Company.  Notwithstanding the foregoing, the Employee may become employed by, engage in business with, serve as an agent or consultant to, become a partner, member, principal, stockholder or other owner of, or otherwise perform services for another company, commencing on the Effective Date; provided, however, that the Employee must comply with all other terms of this Agreement including, but not limited to, Section 7 herein.

(c)
Notwithstanding anything to the contrary herein, except as otherwise provided in this Section 1(c) and Section 10(b), this Agreement supersedes any existing agreements related to the Employee’s employment with the Company or any of its affiliates and such agreements shall be of no further force or effect.  The parties hereto hereby agree that (i) the agreements set forth on Exhibit A attached hereto (collectively, the “Continuing Agreements”) and (ii) the agreements set forth on Exhibit B attached hereto (collectively, the “Equity Grant Agreements”), all shall remain in full force and effect in accordance with their terms and shall not be superseded by this Agreement.

2.	Compensation.
(a)
During the Initial Period, the base salary compensation for the Employee shall remain the same as the compensation for the Employee in his current capacity as Chief Executive Officer and President of the Company.

(b)
As compensation for the agreements made by the Employee herein and the performance by the Employee of his obligations hereunder during the Employment Period, the Company shall pay the Employee, pursuant to the Company’s normal and customary payroll procedures, a base salary at the rate of $11,544.05 per month (the “Base Salary”).

(c)
In addition to the Base Salary, as additional compensation for the Employee’s services to the Company, during the Initial Period and the Employment Period, the Executive shall be eligible to receive a performance bonus commensurate with any other performance-based bonus(es) paid to other senior management employees of the Company for the year during the Initial and Employment Period, the specific terms and conditions of which shall be determined by the Board in its discretion.

(d)
During the Initial Period and the Employment Period, the Employee shall continue to be eligible to participate in the equity or equity-based incentive plans of the Company as may be established by the Board from time to time, subject to the terms and conditions thereof, and any equity awards granted to the Employee prior to the date hereof, including, without limitation, the Equity Grant Agreements, shall continue to vest in accordance with their terms.  Notwithstanding any other provision contained in this Agreement or in any Equity Grant Agreement, with respect to each Equity Grant Agreement entered into between the Employee and Higher One, Inc., a Delaware corporation and affiliate of the Company (“HOI”) (each such Equity Grant Agreement is sometimes referred to herein as an “HOI Equity Grant Agreement”), (i) the Employee shall be deemed to be and/or continue to be an employee of HOI for purposes of such HOI Equity Grant Agreement, and (ii) all shares and/or other equity subject to vesting thereunder shall continue to vest pursuant to and in accordance with the terms of such HOI Equity Grant Agreement as though the Employee is and/or continues to be an employee of HOI.  By executing below, HOI hereby agrees to be bound by and subject to all the terms contained in this Section 2(d), and the Company shall cause HOI to comply with all the terms of this Section 2(d) at all times during the Employment Period.

(e)
During the Initial Period and the Employment Period, the Employee and his eligible dependents shall be entitled to participate in all employee benefit plans, programs and policies of the Company in accordance with the terms in effect from time to time in each case to the extent permitted by the plans, programs and policies of the Company.  During the Employment Period, the Company, at its own expense, shall maintain directors’ and officers’ liability insurance providing coverage to the Employee in a manner consistent with past practice.

(f)
After the Employment Period, to the extent the Employee remains on the Board, the Employee shall be eligible for non-employee director compensation of the Company in accordance with the Company’s compensation policies for other non-employee directors.

(g)	The Company shall reimburse the Employee for all reasonable business expenses in accordance with the Company’s policies and procedures as may be in effect from time to time.
(h)
As of the Effective Date, the parties hereto acknowledge and agree that the Employee is eligible to elect COBRA continuation coverage for any group health, dental and/or vision plans in which the Employee participated immediately prior to the Effective Date.  The Company shall provide to the Executive all forms necessary to elect such COBRA coverage and, during all periods in which the Employee is eligible for such COBRA coverage, shall provide its reasonable cooperation to the Employee in connection therewith, all in accordance with applicable law.

3.	Employment Period.
The Employment Period shall be effective as of the Effective Date and shall continue unless either party provides the other party with thirty (30) days’ prior notice of such first party’s intent to terminate this Agreement and the Employee’s employment with the Company hereunder; provided, however, the Employment Period shall terminate on December 31, 2014, unless the parties otherwise agree in writing.  Notwithstanding the foregoing, the Employee’s employment hereunder may also be terminated during the Employment Period upon the earliest to occur of the following events (at which time the Employment Period shall be terminated):
(a)
Death.  The Employee’s employment hereunder shall terminate upon his death.  For the avoidance of doubt, the Employee’s heirs, successors, and legal representatives shall be entitled to all benefits that survive the termination of the Employee’s employment with the Company hereunder in accordance with the terms of any Company plans, programs and policies as may be in effect from time to time.

(b)
Disability.  The Company shall be entitled to terminate the Employee’s employment hereunder for “Disability” upon written notice to the Employee (or the Employee’s legal representative) if, as a result of the Employee’s incapacity due to physical or mental illness or injury, the Employee has been unable, due to physical or mental illness or incapacity, to perform the essential duties of his employment with reasonable accommodation for a continuous period of ninety (90) days or an aggregate of one hundred eighty (180) days in any continuous twelve (12) month period.

(c)
Cause.  The Company may terminate the Employee’s employment hereunder for Cause (as defined below).  For purposes of this Agreement, the term “Cause” shall mean (i) the Employee’s material breach of any of the Employee’s obligations under any written agreement with the Company or any of its affiliates, (ii) the Employee’s material violation of any of the Company’s policies, procedures, rules and regulations applicable to employees generally or to senior management employees of the Company, in each case, as they may be amended from time to time in the Company’s sole discretion, (iii) the Employee’s failure to substantially perform his duties to the Company or its affiliates (other than as a result of physical or mental illness or injury), (iv) the Employee’s willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to the business, reputation or prospects of the Company or any of its affiliates, (v) the Employee’s fraud or misappropriation of funds, (vi) the Employee’s commission of a felony or other serious crime involving moral turpitude.

(d)
Without Cause.  The Company may terminate the Employee’s employment hereunder during the Employment Period without Cause; provided, that the Company provides the Employee written notice in accordance with the terms of this Agreement of the Company’s intent to terminate the Employee’s employment at least thirty (30) days in advance of the Date of Termination (as defined in Section 4 below).

(e)
Voluntarily.  The Employee may voluntarily terminate his employment hereunder, provided that the Employee provides the Company with notice of his intent to terminate his employment at least thirty (30) days in advance of the Date of Termination (as defined in Section 4 below).

4.	Termination Procedure.
(a)
Notice of Termination.  Any termination of the Employee’s employment by the Company or by the Employee during the Employment Period (other than a termination on account of the death of Employee) shall be communicated by written “Notice of Termination” to the other party hereto in accordance with Section 10(a).

(b)
Date of Termination.  “Date of Termination” shall mean (i) if the Employee’s employment is terminated by his death, the date of his death, (ii) if the Employee’s employment is terminated pursuant to Section 3(b), on the date the Employee receives Notice of Termination from the Company, (iii) if the Employee voluntarily terminates his employment, the date specified in the notice given pursuant to Section 3(e), which shall not be less than thirty (30) days after the Notice of Termination, and (iv) if the Employee’s employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days, or any alternative time period agreed upon by the parties, after the giving of such notice) set forth in such Notice of Termination; provided, that, the Company may terminate the Employee’s employment at any time for Cause upon ten (10) days prior written notice given to the Employee in accordance with the terms of this Agreement.

5.	Termination Payments.
If the Employee’s employment hereunder is terminated during the Employment Period for any reason, the Company shall pay to the Employee, or the Employee’s estate, as the case may be, (i) any Base Salary earned but not yet paid as of the Date of Termination and (ii) any documented accrued and unreimbursed business expenses in accordance with the Company’s policies, in each case payable in a lump sum within thirty (30) days following the Date of Termination, and the Company shall have no additional obligations under this Agreement.
6.	Non-Solicitation.
During the Employment Period and for twelve (12) months thereafter, the Employee hereby agrees not to, directly or indirectly, solicit or assist any other Person (as defined below) in soliciting any employee of the Company or any of its affiliates or anyone who was employed by the Company during the six (6) month period preceding such solicitation except for any former employee of the Company or its affiliates or other person previously employed by the Company or its affiliates that was terminated by the Company or its affiliates without Cause to perform services for any entity (other than the Company or its affiliates) or attempt to induce any such person to leave the employ of the Company or its affiliates,.
7.	Confidentiality; Non-Compete; Non-Disclosure; Non-Disparagement.
(a)
The Employee hereby agrees that, during the Initial Period, the Employment Period and thereafter, he will hold in strict confidence any proprietary or Confidential Information (as defined below) related to the Company and its affiliates.  For purposes of this Agreement, the term “Confidential Information” shall mean all information of the Company or any of its affiliates (in whatever form) which is not generally known to the public, including without limitation any inventions, processes, methods of distribution, customer lists or customers’ or trade secrets.  Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure directly or indirectly by the Employee in violation of the terms of this Agreement, (ii) was within the possession of the Employee prior to it being furnished to the Employee by or on behalf of the Company, or becomes available to the Employee on a non-confidential basis from a source other than the Company, provided that to the Employee’s knowledge, such source was not prohibited from disclosing such information to the Employee by a legal, contractual or fiduciary obligation to the Company with respect to such information, or (iii) was developed by the Employee independently of and without reference to the Confidential Information.

(b)
The Employee and the Company agree that the Company would likely suffer significant harm from the Employee’s competing with the Company during the Initial Period, the Employment Period and for some period of time thereafter.  Accordingly, subject to the terms set forth below in this Section 7(b), the Employee agrees that he will not, during the Employment Period and for a period of twelve (12) months following the termination of the Employment Period for any reason, directly or indirectly, become employed by, engage in business with, serve as an agent or consultant to, become a partner, member, principal, stockholder or other owner (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of, or otherwise perform services relating to, the Business (as defined below) for any Person that is engaged in, or otherwise competes with the Business, anywhere in the United States or Canada (i) where the Company or its subsidiaries engage in the Business or (ii) where the Company or its subsidiaries’ customers are located (whether or not for compensation).  For purposes of Sections 6 and 7, the term “Person” shall mean any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.  For purposes of Sections 7 and 8, the “Business” shall mean the Company’s current and planned offering and provision of products and services to its higher education institution clients and customers.  The foregoing provisions shall not prohibit or restrict, and shall not be deemed to prohibit or restrict, the Employee from serving on the board of directors (or other similar governance body) of any Person, provided that such service does not otherwise violate the terms of this Section 7(b).

(c)
The Employee hereby agrees that upon the termination of the Employment Period, he shall not take, without the prior written consent of the Company, any Confidential Information, including without limitation any business plans, contact lists, strategic plans or reports or other document (in whatever form) of the Company or its affiliates, relating to its or their methods of distribution, or any description of any formulas or processes constituting Confidential Information and will return any such information (in whatever form) then in his possession.

(d)
The Employee hereby agrees, during the Initial Period, the Employment Period and thereafter, not to defame or disparage the Company, its affiliates and their officers, directors, members or executives, and the Company hereby agrees, during the Employment Period and thereafter, to prevent its officers and directors from defaming or disparaging the Employee; provided that any statement that is (i) true and (ii) in the written opinion of the Company’s legal counsel required to be made, and is so made by the Company or its officers or directors in any report or other document filed by the Company with the Securities and Exchange Commission or other regulatory authority shall not be considered defamatory or disparaging of the Employee under this Section 7(d).  The Employee hereby agrees to cooperate with the Company in refuting any defamatory or disparaging remarks by any third party made in respect of the Company or its affiliates or their directors, members, officers or executives.

8.	Injunctive Relief.
(a)
It is impossible to measure in money the damages that will accrue to the Company in the event that the Employee breaches any of the restrictive covenants provided in Sections 6 and 7 hereof.  In the event that the Employee breaches any such restrictive covenant, the Company shall be entitled to an injunction restraining the Employee from violating such restrictive covenant (without posting any bond).  If the Company shall institute any action or proceeding to enforce any such restrictive covenant, the Employee hereby waives the claim or defense that the Company has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Company has an adequate remedy at law.  The foregoing shall not prejudice the Company’s right to require the Employee to account for and pay over to the Company, and the Employee hereby agrees to account for and pay over, the compensation, profits, monies, accruals or other benefits derived or received by the Employee as a result of any transaction constituting a breach of any of the restrictive covenants provided in Sections 7 and 8 hereof.

(b)
It is impossible to measure in money the damages that will accrue to the Employee in the event that the Company breaches any of the covenants provided in Section 7(d) hereof.  In the event that the Company breaches any such covenant, the Employee shall be entitled to an injunction restraining the Company from violating such restrictive covenant (without posting any bond).  If the Employee shall institute any action or proceeding to enforce any such covenant, the Company hereby waives the claim or defense that the Employee has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Employee has an adequate remedy at law.

9.	Representations.
Each party hereto hereby represents to the other party hereto that such party has the authority to enter into this Agreement, and each party hereby represents to the other party that the execution of, and performance of duties under, this Agreement shall not constitute a breach of or otherwise violate any other agreement to which the Company or the Employee (as the case may be) is a party.
10.	Miscellaneous.
(a)
Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or four days after it is mailed by registered or certified mail, postage prepaid, return receipt requested or one day after it is sent by a reputable overnight courier service and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the parties):

If to the Company:

Thomas Kavanaugh
Vice President and General Counsel
Higher One Holdings, Inc.
 115 Munson Street
New Haven, CT 06511

With a copy to:

Mary E. Alcock
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006

If to the Employee:

101 S. Ft Lauderdale Beach Blvd.
Fort Lauderdale, FL 33316
; or to such other address as any party hereto may designate by notice to the others.
(b)
This Agreement shall constitute the entire agreement between the parties hereto with respect to the matters set forth hereunder, and, except for the Continuing Agreements and the Equity Grant Agreements, each of which shall remain in full force and effect, supersedes and is in full substitution for any and all prior understandings or agreements with respect to such matters.

(c)
This Agreement may be amended only by an instrument in writing signed by both parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought.  The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

(d)
The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision.  Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.  Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

(e)
This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives.  Neither this Agreement nor any right or obligation hereunder may be assigned by the Employee.  The Company shall not assign this Agreement or any of its rights or obligations hereunder except in connection with a Change in Control Transaction (as defined below).

(f)
The Company shall require any successor thereto (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, including, without limitation, pursuant to any sale of a majority of the outstanding voting securities in the Company (each of the foregoing transactions is referred to herein as a “Change in Control Transaction”), to assume, or cause to be honored, this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place.  As used in the Agreement, “the Company” shall mean both the Company as defined above, any purchaser and/or surviving party in a merger, consolidation, or otherwise, and/or any other successor that assumes this Agreement, by operation of law or otherwise.

(g)
Any provision of this Agreement (or portion thereof) that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.  If any covenant is deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.  No waiver of any provision or violation of this Agreement by the Company shall be implied by the Company’s forbearance or failure to take action.

(h)
The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code and the regulations and guidance promulgated thereunder (except to the extent exempt as short-term deferrals or otherwise) and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.  A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits subject to Section 409A of the Code upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment,” “termination of the Employment Period” or like terms shall mean “separation from service.”  The determination of whether and when a separation from service has occurred shall be made in a manner consistent with, and based on the presumptions set forth in, U.S. Treasury Regulation Section 1.409A-1(h) or any successor provision thereto.  It is intended that each installment, if any, of the payments and benefits provided hereunder shall be treated as a separate “payment” for purposes of Section 409A of the Code.  Neither the Company nor the Employee shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A of the Code; and if, as of the date of the “separation from service,” the Employee is a “specified employee” (within the meaning of that term under Section 409A(a)(2)(B) of the Code, or any successor provision thereto), then with regard to any payment or the provision of any benefit that is subject to this section (whether under this Agreement, or pursuant to any other agreement with or plan, program, payroll practice of the Company) and is due upon or as a result of the Employee’s separation from service, such payment or benefit shall not be made or provided, to the extent making or providing such payment or benefit would result in additional taxes or interest under Section 409A of the Code, until the date which is the earlier of (i) the expiration of the six (6)-month period measured from the date of such “separation from service,” and (ii) the date of the Employee’s death (the “Delay Period”) and this Agreement and each such agreement, plan, program, or payroll practice shall hereby be deemed amended accordingly.  Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 10(h) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Employee in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.  All reimbursements and in-kind benefits provided under this Agreement or otherwise to the Employee shall be made or provided in accordance with the requirements of Section 409A of the Code to the extent that such reimbursements or in-kind benefits are subject to Section 409A of the Code.  All expenses or other reimbursements paid pursuant herewith and therewith that are taxable income to Employee shall in no event be paid later than the end of the calendar year next following the calendar year in which Employee incurs such expense or pays such related tax.  With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A of the Code, the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that, the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect and such payments shall be made on or before the last day of Employee’s taxable year following the taxable year in which the expense occurred.

(i)
This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to its principles of conflicts of law.  The parties hereto agree that any action, suit or proceeding brought by either party hereto to interpret or enforce any provision of this Agreement shall be brought in, and each party hereto hereby irrevocably submits to the exclusive jurisdiction and venue of, any federal court sitting in the State of Connecticut.  Each of the parties hereto hereby waives any objection to venue in any such court and any objection to an action or proceeding in such court on the basis of forum non conveniens.

(j)
This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  A facsimile or email (i.e., portable document format) of a signature shall be deemed to be and have the effect of an original signature.

(k)	The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.
(l)
Each of the parties hereto agrees to take such further actions as may be reasonably required to carry out the provisions and give effect to the transactions contemplated by this Agreement, including, without limitation, amending Exhibit B from time to time as necessary to incorporate any subsequently identified agreement that (i) grants the Employee any equity in the Company and/or HOI (or grants the Employee any right or option to acquire equity therein) and (ii) has been previously entered into between the Employee, on the one hand, and the Company and/or HOI, on the other hand.

*  *  *  *  *  *

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT
BETWEEN HIGHER ONE HOLDINGS, INC. AND MARK VOLCHEK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HIGHER ONE HOLDINGS, INC.

/s/ Marc Sheinbaum
Name: Marc Sheinbaum
 Title: CEO

/s/ Mark Volchek
Mark Volchek

Acknowledged, agreed, and accepted with respect to Section 2(d):

HIGHER ONE, INC.

/s/ Marc Sheinbaum
Name:  Marc Sheinbaum
 Title: CEO

EXHIBIT A

Continuing Agreements

1.	Indemnification Agreement dated as of May 21, 2009 by and between Higher One Holdings, Inc. and Mark Volchek
1.

EXHIBIT B

Equity Grant Agreements

1.	Incentive Stock Option Agreement dated January 23, 2007 between Higher One Inc. and Mark Volchek in respect of 25,000 shares of Common Stock in Higher One, Inc.
2.	Incentive Stock Option Agreement dated December 7, 2007 between Higher One Inc. and Mark Volchek in respect of 25,000 shares of Common Stock in Higher One, Inc.
3.	Non-Qualified Stock Option Agreement dated September 25, 2008 between Higher One, Inc. and Mark Volchek in respect of 125,000 shares of Common Stock in Higher One, Inc.
4.	Non Qualified Stock Option Grant Agreement dated as of February 18, 2011 between Higher One Holdings, Inc. and Mark Volchek in respect of 26,173 shares of Common Stock in Higher One Holdings, Inc.
5.	Incentive Stock Option Grant Agreement dated as of February 18, 2011 between Higher One Holdings, Inc. and Mark Volchek in respect of 23,827 shares of Common Stock in Higher One Holdings, Inc.
6.	Stock Option Agreement dated as of February 10, 2012 between Higher One Holdings, Inc. and Mark Volchek in respect of 5,842 shares of Common Stock in Higher One Holdings, Inc.
7.	Non Qualified Stock Option Grant Agreement dated as of February 10, 2012 between Higher One Holdings, Inc. and Mark Volchek in respect of 32,158 shares of Common Stock in Higher One Holdings, Inc.
8.
Non-Qualified Performance Stock Option Grant Agreement dated as of February 15, 2013 between Higher One Holdings, Inc. and Mark Volchek in respect of up to 525,000 shares of Common Stock in Higher One Holdings, Inc.